Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Amendment No. 1 to Form S-1 (File No. 333-273752) and related prospectus of Nauticus Robotics, Inc. and subsidiary of our report dated March 28, 2023, with respect to the consolidated financial statements of Nauticus Robotics, Inc. and subsidiary which appears in this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in the prospectus which is part of this Registration Statement.

/s/ Whitley Penn LLP

Houston, Texas

September 1, 2023